Exhibit (d)(3)

                   TAX-MANAGED INTERNATIONAL EQUITY PORTFOLIO

                        INVESTMENT SUB-ADVISORY AGREEMENT

          AGREEMENT effective this 17th day of May, 2004 between Boston Management and Research, a Massachusetts business trust (the "Adviser"), and Eagle Global Advisors, L.L.C., a Texas limited liability company (the "Sub-Adviser").

          WHEREAS, Tax-Managed International Equity Portfolio (the "Trust") is registered under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end, management investment company; and

          WHEREAS, the Trust is a master fund in a master feeder structure whereby, among other potential investors, one or more investment companies registered with the Securities and Exchange Commission ("SEC") may invest its assets in the Trust (each a "Fund"); and

          WHEREAS, pursuant to an Investment Advisory Agreement, dated February 13, 2001 (the "Advisory Agreement"), a copy of which has been provided to the Sub-Adviser, the Trust has retained the Adviser to render advisory and management services to the Trust; and

          WHEREAS, pursuant to authority granted to the Adviser in the Advisory Agreement, the Adviser wishes to retain the Sub-Adviser to furnish investment advisory services to the Trust, and the Sub-Adviser is willing to furnish such services to the Trust and the Adviser.

          NOW, THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, it is agreed between the Adviser and the Sub-Adviser as follows:

     1. Appointment. The Adviser hereby appoints the Sub-Adviser to act as the investment adviser for and to manage the investment and reinvestment of the assets of the Trust and to administer its affairs, subject to the supervision of the Adviser, for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth herein for the compensation herein provided.

     2. Sub-Adviser Duties. Subject to the supervision of the Trust's Board of Trustees (the "Board") and the Adviser, the Sub-Adviser will provide a continuous investment program for the Trust's portfolio and determine in its discretion the composition of the assets of the Trust's portfolio, including determination of the purchase, retention, or sale of the securities, cash, and other investments contained in the portfolio. The Sub-Adviser will provide investment research and conduct a continuous program of evaluation, investment, sales, and reinvestment of the Trust's assets by determining the securities and other investments that shall be purchased, entered into, sold, closed, or exchanged for the Trust, when these transactions should be executed, and what portion of the assets of the Trust should be held in the various securities and other investments in which it may invest. To the extent permitted by the investment policies of the Trust, the Sub-Adviser shall make decisions for the

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Trust as to foreign currency matters and make  determinations  as to and execute and perform foreign currency exchange contracts on behalf of the Trust. The Sub-Adviser will provide the services under this Agreement in accordance with the Trust's investment objective or objectives, policies, and restrictions as stated in the Trust's Registration Statement filed with the SEC, as amended (the "Registration Statement"), copies of which shall be sent to the Sub-Adviser by the Adviser prior to the commencement of this Agreement and promptly following any such amendment. The Sub-Adviser further agrees as follows:

          a. The Sub-Adviser will conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of which the Sub-Adviser has been sent a copy, and the provisions of the Registration Statement, of which the Sub-Adviser has received a copy and with the Sub-Adviser's portfolio manager operating policies and procedures as are approved by the Adviser. The Sub-Adviser shall exercise reasonable care in the performance of its duties under the Agreement.

          b. The Sub-Adviser will manage the Trust so that it meets the income and asset diversification requirements of Section 851 of the Internal Revenue Code.

          c. The Sub-Adviser shall exercise voting authority with respect to proxies that the Trust is entitled to vote with regard to securities in the Trust's portfolio, provided that such authority may be revoked in whole or in part by the Adviser at any time upon notice to the Sub-Adviser and provided further that the exercise of such authority shall be subject to review by the Adviser and the Board. The Sub-Adviser shall exercise its proxy voting authority hereunder in accordance with such proxy voting policies and procedures of the Sub-Adviser as are approved by the Adviser. The Sub-Adviser shall provide such information relating to its exercise of proxy voting authority hereunder (including the manner in which it has voted proxies and its resolution of conflicts of interest) as reasonably requested by the Adviser from time to time.

          d. In connection with the purchase and sale of securities for the Trust, the Sub-Adviser will arrange for the transmission to the custodian for the Trust (the "Custodian") on a daily basis such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Cedel, or other numbers that identify securities to be purchased or sold on behalf of the Trust, as may be reasonably necessary to enable the Custodian to perform its administrative and recordkeeping responsibilities with respect to the Trust. With respect to portfolio securities to be settled through the Trust's transfer agent, the Sub-Adviser will arrange for the prompt transmission of the confirmation of such trades to the Trust's Custodian.

          e. The  Sub-Adviser  will  assist  the  Custodian  in  determining  or confirming, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the value of any portfolio securities or other assets of the Trust for which the Custodian seeks assistance from or identifies for review by the Sub-Adviser; provided that the Sub-Adviser shall be responsible for determining in good faith, consistent with the procedures and policies stated in the Registration Statement or adopted by the Board, the fair value of the Trust's portfolio of securities and shall obtain the services, at its own expense, of any pricing service required by the Board or the Adviser. The parties acknowledge that the Sub-Adviser is not a custodian of the Trust's assets and will not take possession or custody of such assets.

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          f.  Following  the end of the  Trust's  semi-annual  period and fiscal year, the Sub-Adviser will assist the Adviser in preparing a letter to shareholders containing a discussion of those factors referred to in Item 5(a) of 1940 Act Form N-1A in respect of both the prior quarter and the fiscal year to date.

          g. The Sub-Adviser will complete and deliver to the Adviser for each quarter by the 5th business day of the following quarter a written compliance checklist in a form provided by the Adviser.

          h. The Sub-Adviser will make available to the Trust and the Adviser, promptly upon request, any of the Trust's investment records and ledgers maintained by the Sub-Adviser (which shall not include the records and ledgers maintained by the Custodian or portfolio accounting agent for the Trust) as are necessary to assist the Trust and the Adviser to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules under each, as well as other applicable laws. The Sub-Adviser will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services in respect to the Trust which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.

          i. The Sub-Adviser will provide reports to the Board for consideration at meetings of the Board on the investment program for the Trust and the issuers and securities represented in the Trust's portfolio, and will furnish the Board with such periodic and special reports as the Board and the Adviser may reasonably request.

     3. Broker-Dealer Selection. The Sub-Adviser is authorized to make decisions to buy and sell securities and other investments for the Trust's portfolio, and to select broker-dealers and to negotiate brokerage commission rates in effecting a security transaction. The Sub-Adviser's primary consideration in effecting a security transaction will be to obtain the best execution for the Trust, taking into account the factors specified in the prospectus and/or statement of additional information for the Trust, and determined in consultation with the Adviser, which include price (including the applicable brokerage commission or dollar spread), the size of the order, the nature of the market for the security, the timing of the transaction, the reputation, experience and financial stability of the broker-dealer involved, the quality of the service, the difficulty of execution, and the execution capabilities and operational facilities of the firm involved, and the firm's risk in positioning a block of securities. Accordingly, the price to the Trust in any transaction may be less favorable than that available from another broker-dealer if the difference is reasonably justified, in the judgment of the Sub-Adviser in the exercise of its fiduciary obligations to the Trust, by other aspects of the portfolio execution services offered. Subject to such policies as the Trust's
Board or Adviser may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Sub-Adviser shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Trust to pay a broker-dealer for effecting a portfolio investment transaction in excess of the amount of

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commission  another   broker-dealer   would  have  charged  for  effecting  that
transaction, if the Sub-Adviser determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker-dealer, viewed in terms of either that
particular   transaction  or  the   Sub-Adviser's   or  the  Adviser's   overall
responsibilities with respect to the Trust and to their respective other clients as to which they exercise investment discretion. The Sub-Adviser will consult with the Adviser to ensure that portfolio transactions on behalf of the Trust are directed to broker-dealers on the basis of criteria reasonably considered appropriate by the Adviser. To the extent consistent with these standards, the Sub-Adviser is further authorized to allocate the orders placed by it on behalf of the Trust to an affiliated broker-dealer, or to such brokers and dealers who also provide research or statistical material, or other services to the Trust, the Sub-Adviser, or an affiliate of the Sub-Adviser. Such allocation shall be in such amounts and proportions as the Sub-Adviser shall determine consistent with the above standards, and the Sub-Adviser will report on said allocation regularly to the Trust's Board indicating the broker-dealers to which such allocations have been made and the basis therefore.

     4. Disclosure about Sub-Adviser. The Sub-Adviser has reviewed the most recent Amendment to the Registration Statement for the Trust and the registration statement of any Fund filed with the SEC (the Registration Statement and the Funds' registration statements referred to herein as the "Registration Statements") that contain disclosure about the Sub-Adviser, and represents and warrants that, with respect to the disclosure about the Sub-Adviser or information relating directly or indirectly to the Sub-Adviser, such Registration Statements contain, as of the date hereof, no untrue statement of any material fact and do not omit any statement of a material fact which was required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. The Sub-Adviser further represents and warrants that it is a duly registered investment adviser under the Advisers Act and will maintain such registration so long as this Agreement remains in effect. The Adviser hereby acknowledges that it has received a copy of the Sub-Adviser's Form ADV, Part II at least 48 hours prior to entering into this Agreement.

     5. Expenses. During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it and its staff and for their activities in connection with its duties under this Agreement. The Adviser or the Trust shall be responsible for all the expenses of the Trust's operations.

     6. Compensation. For the services provided to the Trust, the Adviser will pay the Sub-Adviser an annual fee equal to the amount specified in Schedule A hereto, payable monthly in arrears on the last business day of each month. The fee will be appropriately prorated to reflect any portion of a calendar month that this Agreement is not in effect among the parties. The Adviser is solely responsible for the payment of fees to the Sub-Adviser, and the Sub-Adviser agrees to seek payment of its fees solely from the Adviser. The Trust shall have no liability for Sub-Adviser's fee hereunder.

     7. Materials. During the term of this Agreement, the Adviser agrees to furnish the Sub-Adviser at its principal office all prospectuses, proxy statements, and reports to shareholders prepared for distribution to shareholders of the Trust or any Fund that refer to the Sub-Adviser in any way, prior to the use thereof, and the Adviser shall not use any such materials if the Sub-Adviser reasonably objects in writing within 2 business days (or such other period as may be mutually agreed) after receipt thereof. The Sub-Adviser's right to object to such materials is limited to the portions of such materials

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that expressly relate to the Sub-Adviser, its services and its clients, and such objection may only be on the grounds of the accuracy or completeness of the references to the aforesaid. The Adviser agrees to use its reasonable best efforts to ensure that materials prepared by its employees or agents or its affiliates that refer to the Sub-Adviser or its clients in any way are consistent with those materials previously approved by the Sub-Adviser as referenced in the first sentence of this paragraph.

     8. Compliance.

          a. The Sub-Adviser agrees to use reasonable compliance techniques as the Adviser or the Board may adopt or approve, including written compliance procedures. In addition, the Sub-Adviser shall retain, at its own expense, the services of the Custodian or any other party as requested by the Board to monitor the compliance of the Trust's portfolio of holdings with the investment objective, policies and restrictions set forth in the Registration Statement.

          b. The Sub-Adviser agrees that it shall promptly notify, if legally permitted, the Adviser and the Trust (1) in the event that the SEC has censured the Sub-Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; commenced proceedings or an investigation (formally or informally) that may result in any of these actions; or corresponded with the Sub-Adviser, including sending a deficiency letter or raising issues about the business, operations, or practices of the Sub-Adviser, (2) in the event of any notice of investigation, examination, inquiry, audit or subpoena of the Sub-Adviser or any of its officers or employees by any federal, state, municipal or other governmental department, commission, bureau, board, agency or instrumentality, or (3) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code. If legally permitted, the Sub-Adviser will furnish the Adviser, upon request, copies of any and all documents relating to the foregoing. The Sub-Adviser further agrees to notify the Adviser and the Trust promptly of any material fact known to the Sub-Adviser respecting or relating to the Sub-Adviser that is not contained in the Registration Statement or prospectus for the Trust or any Fund, or any amendment or supplement thereto, or if any statement contained therein that becomes untrue in any material respect.

          c. The Adviser agrees that it shall promptly notify, if legally permitted, the Sub-Adviser (1) in the event that the SEC has censured the Adviser or the Trust; placed limitations upon either of their activities, functions, or operations; suspended or revoked the Adviser's registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of these actions, or (2) upon having a reasonable basis for believing that the Trust has ceased to qualify or might not qualify as a regulated investment company under Subchapter M of the Internal Revenue Code.

          d. The Sub-Adviser will provide the Adviser with such reports, presentations, certifications and other information as the Adviser may request from time to time concerning the business and operations of the Sub-Adviser in performing services hereunder or generally concerning the Sub-Adviser's investment advisory services, the Sub-Adviser's compliance with applicable federal, state and local law and regulations, and changes in the Sub-Adviser's key personnel, investment strategies, policies and procedures, and other matters that are likely to have a material impact on the Sub-Advisers duties hereunder.

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     9. Books and Records.  The Sub-Adviser hereby agrees that all records which it maintains for the Trust are the property of the Trust and further agrees to surrender promptly to the Trust any of such records upon the Trust's or the Adviser's request in compliance with the requirements of Rule 31a-3 under the 1940 Act, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-l under the 1940 Act.

     10. Cooperation; Confidentiality. Each party to this Agreement agrees to cooperate with the other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC) in connection with any investigation or inquiry relating to this Agreement or the Trust. Subject to the foregoing, the Sub-Adviser shall treat as confidential all information pertaining to the Trust and actions of the Trust, the Adviser and the Sub-Adviser, and the Adviser shall treat as confidential and use only in connection with the Trust all information furnished to the Trust or the Adviser by the Sub-Adviser, in connection with its duties under this Agreement except that the aforesaid information need not be treated as confidential if required to be disclosed under applicable law, if generally available to the public through means other than by disclosure by the Sub-Adviser or the Adviser, or if available from a source other than the Adviser, Sub-Adviser or the Trust.

     11. Control. Notwithstanding any other provision of the Agreement, it is understood and agreed that the Trust shall at all times retain the ultimate responsibility for and control of all functions performed pursuant to this Agreement and has reserved the right to reasonably direct any action hereunder taken on its behalf by the Sub-Adviser.

     12. Liability.

          a. Except as may otherwise be required by the 1940 Act or the rules thereunder or other applicable law, the Adviser agrees that the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the Securities Act of 1933, as amended ("the 1933 Act") controls the Sub-Adviser shall not be liable for, or subject to any damages, expenses, or losses in connection with, any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or negligence in the performance of the Sub-Adviser's duties, or any breach by the Sub-Adviser of its obligations or duties under this Agreement.

          b. The Sub-Adviser agrees that neither the Trust nor any Fund shall bear any responsibility or shall be subject to any liability for any damages, expenses, or losses of Sub-Adviser connected with or arising out of its services under this Agreement.

     13. Indemnification.

          a. The Adviser agrees to indemnify and hold harmless the Sub-Adviser, any affiliated person of the Sub-Adviser, and each person, if any, who, within the meaning of Section 15 of the 1933 Act controls ("controlling person") the Sub-Adviser (all of such persons being referred to as "Sub-Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or
litigation   (including  legal  and  other  expenses)  to  which  a  Sub-Adviser

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Indemnified  Person may become  subject  under the 1933 Act,  the 1940 Act,  the
Advisers Act, under any other statute, at common law or otherwise, arising out of the Adviser's responsibilities to the Sub-Adviser which (1) may be based upon the Adviser's gross negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Adviser's disregard of its obligations and duties under this Agreement and to the Trust, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or prospectuses covering shares of the Trust or any Fund, or any amendment thereof or any supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon information furnished to the Adviser or the Trust or to any affiliated person of the Adviser by a Sub-Adviser Indemnified Person; provided however, that in no case shall the indemnity in favor of the Sub-Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations or duties under this Agreement.

          b. Notwithstanding Section 12 of this Agreement, the Sub-Adviser agrees to indemnify and hold harmless the Adviser, any affiliated person of the Adviser, and any controlling person of the Adviser (all of such persons being referred to as "Adviser Indemnified Persons") against any and all losses, claims, damages, liabilities, or litigation (including legal and other expenses) to which an Adviser Indemnified Person may become subject under the 1933 Act, 1940 Act, the Advisers Act, under any other statute, at common law or otherwise, arising out of the Sub-Adviser's responsibilities as Sub-Adviser of the Trust which (1) may be based upon the Sub-Adviser's negligence, willful misfeasance, or bad faith in the performance of its duties, or by reason of the Sub-Adviser's disregard of its obligations or duties under this Agreement, or (2) may be based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statements or prospectuses covering the shares of the Trust or any Fund, or any amendment or supplement thereto, or the omission or alleged omission to state therein a material fact known or which should have been known to the Sub-Adviser and was required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished to the Adviser, the Trust, or any affiliated person of the Adviser or Trust by the Sub-Adviser or any affiliated person of the Sub-Adviser; provided, however, that in no case shall the indemnity in favor of an Adviser Indemnified Person be deemed to protect such person against any liability to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence in the performance of its duties, or by reason of its breach or reckless disregard of its obligations and duties under this Agreement.

          c. The Adviser shall not be liable under Paragraph (a) of this Section 13 with respect to any claim made against a Sub-Adviser Indemnified Person unless such Sub-Adviser Indemnified Person shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Sub-Adviser Indemnified Person (or after such Sub-Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any

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liability which it may have to the Sub-Adviser  Indemnified  Person against whom such action is brought except to the extent the Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Sub-Adviser Indemnified Person, the Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Sub-Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Sub-Adviser Indemnified Person. If the Adviser assumes the defense of any such action and the selection of counsel by the Adviser to represent the Adviser and the Sub-Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Sub-Adviser Indemnified Person, adequately represent the interests of the Sub-Adviser Indemnified Person, the Adviser will, at its own expense, assume the defense with counsel to the Adviser and, also at its own expense, with separate
counsel  to  the  Sub-Adviser   Indemnified  Person,   which  counsel  shall  be
satisfactory to the Adviser and to the Sub-Adviser Indemnified Person. The Sub-Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Adviser shall not be liable to the Sub-Adviser Indemnified Person under this Agreement for any legal or other
expenses   subsequently   incurred  by  the   Sub-Adviser   Indemnified   Person
independently in connection with the defense thereof other than reasonable costs of investigation; provided however, the Adviser shall be responsible for the additional counsel of Sub-Adviser in the event the Adviser is determined to have made the fraudulent representations, by the final decision of a court of competent jurisdiction (that is not subject to appeal or as to which the time for appeal has elapsed), and such representations are the basis for which Sub-Adviser's liability is based. The Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Sub-Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Sub-Adviser Indemnified Person.

          d. The  Sub-Adviser  shall not be liable under  Paragraph  (b) of this
Section 13 with respect to any claim made against an Adviser Indemnified Person unless such Adviser Indemnified Person shall have notified the Sub-Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Adviser Indemnified Person (or after such Adviser Indemnified Person shall have received notice of such service on any designated agent), but failure to notify the Sub-Adviser of any such claim shall not relieve the Sub-Adviser from any liability which it may have to the Adviser Indemnified Person against whom such action is brought except to the extent the Sub-Adviser is prejudiced by the failure or delay in giving such notice. In case any such action is brought against the Adviser Indemnified Person, the Sub-Adviser will be entitled to participate, at its own expense, in the defense thereof or, after notice to the Adviser Indemnified Person, to assume the defense thereof, with counsel satisfactory to the Adviser Indemnified Person. If the Sub-Adviser assumes the defense of any such action and the selection of counsel by the Sub-Adviser to represent both the Sub-Adviser and the Adviser Indemnified Person would result in a conflict of interests and therefore, would not, in the reasonable judgment of the Adviser Indemnified Person, adequately represent the interests of the Adviser Indemnified Person, the Sub-Adviser will, at its own expense, assume the defense with counsel to the Sub-Adviser and, also at its own expense, with separate counsel to the Adviser Indemnified Person, which counsel shall be satisfactory to the Sub-Adviser and to the Adviser Indemnified Person. The

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
Adviser Indemnified Person shall bear the fees and expenses of any additional counsel retained by it, and the Sub-Adviser shall not be liable to the Adviser Indemnified Person under this Agreement for any legal or other expenses subsequently incurred by the Adviser Indemnified Person independently in connection with the defense thereof other than reasonable costs of investigation. The Sub-Adviser shall not have the right to compromise on or settle the litigation without the prior written consent of the Adviser Indemnified Person if the compromise or settlement results, or may result in a finding of wrongdoing on the part of the Adviser Indemnified Person.

     14. Duration and Termination.

          a. This Agreement shall become effective on the date first indicated above, subject to the condition that the Trust's Board, including a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of the Adviser or the Sub-Adviser, and the Holders of Interests in the Trust, shall have approved this Agreement in the manner required by the 1940 Act. Unless terminated as provided herein, this Agreement shall remain in full force and effect through and including April 30, 2005 and shall continue in full force and affect indefinitely thereafter, but only so long as such continuance is specifically approved at least annually by (a) the Board, or by the vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Trust, and (b) the vote of a majority of those Trustees who are not interested persons (as such term is defined in the 1940 Act) of any such party to this Agreement cast in person at a meeting called for the purpose of voting on such approval.

          b.  Notwithstanding  the foregoing,  this Agreement may be terminated:
(a) by the Adviser at any time without payment of any penalty, upon 60 days' prior written notice to the Sub-Adviser and the Trust; (b) at any time without payment of any penalty by the Trust, by the Trust's Board or a majority of the outstanding voting securities of the Trust, upon 60 days' prior written notice to the Adviser and the Sub-Adviser, or (c) by the Sub-Adviser upon 3 months' prior written notice unless the Trust or the Adviser requests additional time to find a replacement for the Sub-Adviser, in which case the Sub-Adviser shall allow the additional time requested by the Trust or Adviser not to exceed 3 additional months beyond the initial three-month notice period; provided, however, that the Sub-Adviser may terminate this Agreement at any time without penalty, effective upon written notice to the Adviser and the Trust, in the event either the Sub-Adviser (acting in good faith) or the Adviser ceases to be registered as an investment adviser under the Advisers Act or otherwise becomes legally incapable of providing investment management services pursuant to its respective contract with the Trust.

          c. In the event of termination for any reason, all records of the Trust shall promptly be returned to the Adviser or the Trust, free from any claim or retention of rights in such record by the Sub-Adviser, although the Sub-Adviser may, at its own expense, make and retain a copy of such records. This Agreement shall automatically terminate in the event of its assignment (as such term is described in the 1940 Act). In the event this Agreement is terminated or is not approved in the manner described above, the Sections or Paragraphs numbered 9, 10, 11, 12, and 13 of this Agreement shall remain in effect, as well as any applicable provision of this Section 14 and, to the extent that only amounts are owed to the Sub-Adviser as compensation for services rendered while the agreement was in effect, Section 6.

     15. Notices.  Any notice must be in writing and shall be sufficiently given
(1) when delivered in person, (2) when dispatched by electronic mail or electronic facsimile transfer (confirmed in writing by postage prepaid first class air mail simultaneously dispatched), (3) when sent by internationally

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
recognized overnight courier service (with receipt confirmed by such overnight courier service), or (4) when sent by registered or certified mail, to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

        If to the Trust:

        Tax-Managed International Equity Portfolio
        The Eaton Vance Building
        255 State Street
        Boston, MA 02109
        Attn: Chief Legal Officer

        If to the Adviser:

        Boston Management and Research
        The Eaton Vance Building
        255 State Street
        Boston, MA 02109
        Attn: Chief Legal Officer

        If to the Sub-Adviser:

        Eagle Global Advisors, L.L.C
        5847 San Felipe, Suite 930
        Houston, Texas 77057 Attn:

     16. Amendments. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved as required by applicable law.

     17. Miscellaneous.

          a. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Advisers Act or rules or orders of the SEC thereunder, and without regard for the conflicts of laws principle thereof. The term "affiliate" or "affiliated person" as used in this Agreement shall mean "affiliated person" as defined in Section 2(a)(3) of the 1940 Act.

          b. The Adviser and the Sub-Adviser acknowledge that the Trust enjoys the rights of a third-party beneficiary under this Agreement, and the Adviser acknowledges that the Sub-Adviser enjoys the rights of a third party beneficiary under the Advisory Agreement.

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
          c. The Sub-Adviser expressly acknowledges the provision in the Declaration of Trust of the Adviser limiting the personal liability of the Trustee and officers of the Adviser, and the Sub-Adviser hereby agrees that it shall have recourse to the Adviser for payment of claims or obligations as between the Adviser and the Sub-Adviser arising out of this Agreement and shall not seek satisfaction from the Trustee or any officer of the Adviser.

          d. The captions of this Agreement are included for convenience only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect.

          e. To the extent permitted under Section 14 of this Agreement, this Agreement may only be assigned by any party with the prior written consent of the other party.

          f. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent, the provisions of this Agreement shall be deemed to be severable.

          g. Nothing herein shall be construed as constituting the Sub-Adviser as an agent or co-partner of the Adviser, or constituting the Adviser as an agent or co-partner of the Sub-Adviser.

          h. This Agreement may be executed in counterparts.

                            [Signature page follows.]

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
     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

                                BOSTON MANAGEMENT AND RESEARCH


                                By:     /s/ Alan R. Dynner
                                        ----------------------------------
                                        Name:  Alan R. Dynner
                                        Title: Vice President


                                EAGLE GLOBAL ADVISORS, L.L.C.


                                By:     /s/ Thomas N. Hunt III
                                        ----------------------------------
                                        Name:  Thomas N. Hunt III
                                        Title: Member

                                   SCHEDULE A

                       Annual Investment Sub-advisory Fee

Average Daily Net Assets for the Month                          Annual Fee Rate
Up to $500 million                                                 0.50000%
$500 million but less than $1 billion                              0.46875%
$1 billion but less than $2.5 billion                              0.43750%
$2.5 billion but less than $5 billion                              0.40625%
$5 billion and over                                                0.37500%

The Trust's daily net assets shall be computed in accordance with the Declaration of Trust of the Trust and any applicable votes and determinations of the Board of the Trust.

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